Exhibit 99.1

OptimizeRx Launches EHR-Enabled Specialty Hub Enrollment Form

First Solution from the OptimizeRx Innovation Lab Ensures that Patient Access to Specialty Drugs Is Expedited

ROCHESTER, Mich. – Feb. 18, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has launched its first health technology solution from OptimizeRx Innovation Lab, aimed at increasing speed to therapy for patients by providing timely access to enrollment forms within the provider workflow, making it easier for patients to enroll in specialty drug support programs provided by hub services.

Part of the OptimizeRx platform, the new hub-enrollment solution improves patient access to specialty medications in two ways: First, it alerts healthcare providers that the chosen drug must be filled at a specialty pharmacy – at the time that the provider is writing the script in the electronic health record (EHR). Second, the solution automatically surfaces the hub-enrollment form in the EHR, allowing the provider to give it to the patient while in the office.

Providers are often unaware that they must complete part of the enrollment form. Lack of awareness and difficulty completing these forms are often barriers to successfully filling specialty prescriptions for patients. This point-of-care messaging helps overcome those barriers by alerting providers within the EHR when hub-enrollment is required for a drug that they are prescribing.

The hub-enrollment solution further bridges the gap in communication by providing pharma companies with a unique opportunity to communicate these programs to healthcare providers at the point of prescribing and in their existing workflow, so that they can better support patients by helping them quickly enroll. It is the first offering from the newly founded OptimizeRx Innovation Lab, which allows life science companies to experiment with new digital communication solutions and quickly test them with providers. The prescription enrollment feature is available to participants on the OptimizeRx platform starting this year.

“The OptimizeRx hub-enrollment solution increases patient access to specialty drugs right at the point of care using technology to assist providers to easily route specialty scripts correctly to a hub or specialty pharmacy,” noted Miriam Paramore, OptimizeRx’s president. “In addition, patient enrollment forms must be completed before the script is filled. We are excited to enable greater patient access to therapy. Our goal is to help patients get their medicine quickly, by removing barriers to access.”

The EHR specialty prescription enrollment capability is just the first technological advancement from the Innovation Lab that OptimizeRx is bringing to market in 2020. The Innovation Lab drives new solutions that will be delivered through the OptimizeRx Integrated Communications Platform – helping connect providers and patients with the most appropriate treatment options to help people realize the best possible health outcomes.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications digital care management platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (248) 651-6568 x807

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team